MINUTES OF THE SPECIAL MEETING OF THE BOARD OF DIRECTORS

OF

TELESIS TECHNOLGY CORPORATION

A Special Meeting of the Board of Directors of Telesis Technology Corporation was held at 1611 12th Street East, Unit A, Palmetto, FL 34221, USA on January 4th, 2005 at 3.00 o’clock this pm.

All the Directors and Chairman of the Board being present, the meeting was called to order by the Chairman. Upon motion duly made, seconded and carried, it was

RESOLVED that Hasit Vibhakar was issued (six million) 6,000,000 shares of its $ 0.001 par value common stock for transfer of inventory as agreed upon in the “Inventory Transfer Document” dated January 4th, 2005.

FURTHER RESOLVED, that the signing of these minutes shall constitute full ratification thereof and Waiver of Notice of the meeting by the signatories.

There being no further business before the meeting, on motion duly made, seconded and carried, the meeting was successfully adjourned.

Dated: Tuesday, January 04, 2005

         /S/: Hasit Vibhakar_______________
 Hasit Vibhakar, Secretary of the Company

______/S/: Hasit Vibhakar_____________________

  Hasit Vibhakar, Chairman of the Board